[Alesco XIV]

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) dated as of November 11, 2010, is entered into by and among CASCADE BANCORP (“Cascade Bancorp”), COHEN & COMPANY FINANCIAL MANAGEMENT, LLC (“Predecessor Collateral Manager”), as predecessor collateral manager for ALESCO PREFERRED FUNDING XIV, LTD., and ALESCO PREFERRED FUNDING XIV, LTD. (“Alesco XIV”), and, solely for the purpose of acknowledging its agreement to Sections 5(b) and 5(c) of this Agreement,  ATP MANAGEMENT LLC, as successor collateral manager for Alesco XIV (“Current Collateral Manager”).

RECITALS

WHEREAS, Cascade Bancorp, Cohen & Company Securities, LLC (“CCS”) and Predecessor Collateral Manager executed that certain letter agreement dated October 23, 2009, pursuant to which the collateralized debt obligations (the “Alesco CDOs”) identified on Exhibit B, attached hereto, agreed to exchange trust preferred securities held by the Alesco CDOs for mandatory redeemable senior promissory notes to and in favor of the Alesco CDO that was exchanging the applicable trust preferred security (the “Letter Agreement”).  Capitalized terms not otherwise defined in the body of this Agreement shall have the meaning set forth in Exhibit A, attached hereto.

WHEREAS, Alesco XIV is the holder of $10,000,000 liquidation amount of Capital Securities (the “Alesco XIV TRuPS”) in Cascade Bancorp Trust IV, a Delaware trust (the “Trust”), governed pursuant to an Amended and Restated Declaration of Trust dated as of June 29, 2006 (the “Trust Agreement”).

WHEREAS, in accordance with the Letter Agreement the parties hereto intend to provide for a proposed transaction in which the Alesco XIV TRuPS would be exchanged for a fully executed and delivered Promissory Note dated as of the date hereof from Cascade Bancorp, as maker, payable to the order of Alesco XIV, as holder (the “Exchanged Note”), in the form of the Primary Note, or if the Regulatory Approval [Primary Note] is not obtained as provided in Section 16 hereof and subject to the provisions of Section 16 hereof, in the form of the Alternative Note.  The proposed transaction in which the Alesco XIV TRuPS would be exchanged for the Exchanged Note is sometimes referred to herein as the “Exchange”.

WHEREAS, Cascade and Predecessor Collateral Manager have entered into agreements substantially similar to this Agreement with respect to trust preferred securities held by Alesco Preferred Funding VI, Ltd., Alesco Preferred Funding X, Ltd. and Alesco Preferred Funding XI, Ltd. (the “Concurrent Exchanges”).

WHEREAS, upon the execution and delivery of this Agreement, Cascade Bancorp is prepared to simultaneously consummate the Concurrent Exchanges.

WHEREAS, upon the execution and delivery of this Agreement, Cascade Bancorp is prepared to enter into Securities Purchase Agreements with investors in amounts that will qualify as a Capital Raise as defined hereinafter.

WHEREAS, as of July 29, 2010, Predecessor Collateral Manager assigned its rights and obligations as collateral manager of Alesco XIV to Current Collateral Manager.

WHEREAS, on July 29, 2010, Cascade Bancorp filed a Complaint as Case No. 6:10-CV-6225-HO in the United States District Court District of Oregon at Eugene in connection with the Exchange (the “Suit”).

WHEREAS, on September 2, 2010 a Notice of Dismissal with respect to the Suit was filed by Davis Wright Tremaine LLP (as counsel for Cascade Bancorp).

WHEREAS, the parties hereto are entering into this Agreement in order to provide for the Exchange as well as the terms and conditions on which the Exchange shall occur.

WHEREAS, concurrently with the execution and delivery of this Agreement, CCS is delivering to Cascade Bancorp a letter setting forth its agreement as to certain matters under the Engagement Letter and providing a release of claims against Cascade Bancorp as set forth therein.

NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.           Exchange of Alesco XIV TRuPS and Exchanged Note.

(a)           Upon the terms and subject to the conditions of this Agreement, Alesco XIV hereby agrees to exchange the Alesco XIV TRuPS for the Exchanged Note.  For purposes of this Agreement upon the Closing (as defined in Section 3 hereof), the Alesco XIV TRuPS will be deemed assigned to Cascade Bancorp in full consideration of the issuance by Cascade Bancorp of the Exchanged Note.  It is hereby acknowledged and agreed that a condition precedent to the Exchange and each Concurrent Exchange is that the Exchange and the Concurrent Exchanges occur simultaneously.

(b)           The parties hereto agree that concurrently with the payment of the principal balance of the Exchanged Note in accordance with its terms, Cascade Bancorp shall pay to Alesco XIV, in cash, an amount equal to the product of (a) the Advisory Fee (as defined in Section 3(b) of the Engagement Letter) less the Retainer (as defined in Section 3(b) of the Engagement Letter) and (b) 0.15038 in full satisfaction of Cascade Bancorp’s obligations under Section 3 of the Engagement Letter.

(c)           Prior to execution and delivery of this Agreement and the deposit with the Escrow Agent of the documents set forth in Section 2 hereof (the “Escrow Deposit”), Cascade Bancorp dismissed the Suit without prejudice by causing Davis Wright Tremaine LLP, as counsel for Cascade Bancorp, to file a Notice of Voluntary Dismissal without Prejudice in the form of Exhibit E, attached hereto, it being acknowledged and agreed that dismissal of the Suit without prejudice was a condition to the execution and delivery of this Agreement by the Predecessor Collateral Manager.  Upon the Closing, and the closing of the Concurrent Exchanges, the parties shall release claims against each other in connection with the Exchange in accordance with the provisions of Section 5 hereof and the Suit shall be deemed to be dismissed with prejudice.  The parties hereto agree to take such action as shall be necessary or desirable to cause the dismissal of the Suit without prejudice and the dismissal of the Suit with prejudice in accordance with the terms of this Agreement, including, without limitation, the execution, delivery and filing of such documents, instruments, certificates and motions as shall be necessary or desirable to cause the dismissal of the Suit without prejudice and the dismissal of the Suit with prejudice in accordance with the terms of this Agreement.

2.           Escrow.

(a)           Concurrently with the execution and delivery of this Agreement, Cascade Bancorp shall deposit the documents set forth below with the Escrow Agent, to be held until Closing pursuant to the terms of the Escrow Agreement:

(i)            the executed Alternative Note;

(ii)           the executed Primary Note;

(iii)          intentionally omitted;

(iv)         an executed, original Joint Cancellation Direction and Release in the form of Exhibit F, attached hereto (the “JCDR”);

(v)          a certificate from the Secretary of Cascade Bancorp certifying the adoption of resolutions of the board of directors of Cascade Bancorp authorizing the Exchange and the execution and delivery of this Agreement, the Alternative Note, the Primary Note and JCDR, with the resolutions attached thereto (the “Cascade Bancorp Vote”); and

(vi)          an opinion from Cascade Bancorp’s counsel in form approved of by Current Collateral Manager dated as of the Closing Date opining as to the following: due organization and good standing of Cascade Bancorp and authority, enforceability and no conflict with respect to the execution and delivery of this Agreement, the Alternative Note, the Primary Note and the JCDR (the “Opinion”).

(b)           Concurrently with the execution and delivery of this Agreement, the Predecessor Collateral Manager and Alesco XIV shall deposit the documents set forth below with the Escrow Agent, to be held until Closing pursuant to the terms of the Escrow Agreement:

(i)            an executed Issuer Order to U.S. Bank National Association (the “CDO Trustee”) from the Predecessor Collateral Manager and the Current Collateral Manager with respect to the Alesco XIV TRuPS, in the form of Exhibit G attached hereto.

(ii)           An executed, original JCDR.

3.           Closing.

Subject to the satisfaction or waiver of all of the conditions to Closing (as hereinafter defined) as set forth in this Section 3, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of DLA Piper LLP (US) at 33 Arch Street, 26th Floor, Boston, MA 02110-1447 and occur one (1) Business Day after  the earlier to occur of (x) Cascade Bancorp’s receipt of notification from the Federal Reserve Bank of San Francisco and the Oregon  Division of Finance and Corporate Securities that the issuance of the Primary Note as the Exchanged Note has been approved or denied, and (y) December 31, 2010, or such other date as the parties shall determine in their sole discretion.  The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”  The obligations of Cascade Bancorp and Alesco XIV to consummate the Exchange shall be subject to the satisfaction of the following conditions:

(a)           The CDO Trustee has possession of the Alesco XIV TRuPS.

(b)           The representations and warranties of the parties contained in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

Upon Closing, in accordance with the terms of the Escrow Agreement, (i) the Escrow Agent shall deliver the Issuer Order to the CDO Trustee and the Predecessor and Current Collateral Managers shall cause the CDO Trustee to deliver the Alesco XIV TRuPS to Cascade Bancorp or its designee, (ii) the Escrow Agent shall deliver the original Exchanged Note to the Current Collateral Manager and the Exchanged Note shall be deemed fully authorized and delivered to Alesco XIV and shall be deemed in full force and effect, (iii) the Escrow Agent shall deliver either an original or photocopy of the JCDR to Alesco XIV or its designee, (iv) the Escrow Agent shall deliver either an original or photocopy of the JCDR  to Cascade Bancorp, and (v) the Escrow Agent shall deliver the Cascade Bancorp Vote and the Opinion to Current Collateral Manager or its designee.  Further, upon Closing, the Suit shall be deemed dismissed with prejudice, and Cascade Bancorp shall take (and shall cause its counsel, Davis Wright Tremaine LLP, to take) such action as shall be necessary or desirable to cause the dismissal of the Suit with prejudice in accordance with the terms of this Agreement, including, without limitation, the execution, delivery and filing of such documents, instruments, certificates and motions as shall be necessary or desirable to cause the dismissal of the Suit with prejudice.

4.           Representations and Warranties.

The parties hereto hereby make the following representations and warranties effective as of the date of this Agreement, which representations and warranties shall be deemed to be remade as of the Closing Date.

(a)           Cascade Bancorp represents and warrants as of the date hereof to Predecessor Collateral Manager, Current Collateral Manager and Alesco XIV that (i) it has all requisite corporate or other power and corporate or other authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (ii) this Agreement has been duly executed and delivered by it and (assuming the due authorization, execution, and delivery by each other party hereto) constitutes a valid and binding agreement of it enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Cascade Bancorp represents and warrants to Predecessor Collateral Manager, Current Collateral Manager and Alesco XIV that as of the date hereof Cascade Bancorp and each insured depository subsidiary of Cascade Bancorp is “undercapitalized” (as that term is defined at 12 C.F.R. 325.103(b)(3)[(4)][(5)] or the relevant regulation of the institution’s primary federal bank regulator).  Neither Cascade Bancorp nor any insured depository subsidiary has been informed that its status as “undercapitalized” will improve within one year without the increase of additional Tier 1 capital or primary capital, as the case may be (as defined in Appendices A and B to 12 C.F.R. 225).  All deposits of any insured depository institution subsidiary of Cascade Bancorp are insured by the Federal Deposit Insurance Corporation to the fullest extent under the law.  Any insured depository institution subsidiary of Cascade Bancorp has met all conditions of such insurance, including timely payment of its premiums.

(c)           Cascade Bancorp represents and warrants to Predecessor Collateral Manager, Current Collateral Manager and Alesco XIV that it has securities purchase agreements (“Securities Purchase Agreements”) with investors for investment of equity in Cascade Bancorp in excess of $150,000,000.00 that are to be signed upon execution of this Exchange Agreement such that, in the exercise of good faith and commercial reasonableness, it believes that it will consummate the Capital Raise in accordance with the definition of Capital Raise.

(d)           Cascade Bancorp represents and warrants to Predecessor Collateral Manager, Current Collateral Manager and Alesco XIV that (i) in the exercise of good faith and commercial reasonableness the only remaining conditions to closing of the Capital Raise are those set forth in the Securities Purchase Agreements, which will not be modified prior to the closing of the Capital Raise, and (ii)  other than the consent of the Federal Reserve Bank of San Francisco and the Oregon State Division of Finance and Corporate Securities required under the Company’s written agreement dated October 26, 2009, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity, other than those that have been made or obtained, is necessary or required for the performance by it of its obligations under this Exchange Agreement.

(e)           Predecessor Collateral Manager represents and warrants as of the date hereof that:

(i)            On July 29, 2010, Predecessor Collateral Manager duly and validly assigned its rights as Collateral Manager of Alesco XIV to Current Collateral Manager (the “Collateral Manager Assignment”).

(ii)           it has all requisite limited liability company or other power and limited liability company or other authority to enter into this Agreement, to perform its obligations hereunder, including causing the Exchange to be consummated.

(iii)          (A) it has the authority under the documents, indentures and agreements governing Alesco XIV (the “Alesco CDO Agreements”) to perform its obligations under this Agreement and (B) this Agreement has been duly executed and delivered by it and (assuming the due authorization, execution, and delivery by Cascade Bancorp) constitutes a valid and binding agreement of Alesco XIV enforceable against Alesco XIV in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv)          No other corporate or other internal proceedings or approvals are necessary for the execution and delivery of this Agreement by it or the consummation by it or Alesco XIV of the transactions contemplated hereby.

(v)           The execution, delivery and performance by it of this Agreement and the consummation of the Exchange and the other transactions contemplated hereby does not violate, conflict with or result in a breach of any of the contracts and related documents relating to the Collateral Manager Assignment or any of the Alesco CDO Agreements.

(vi)          Other than any consents or approvals required to be obtained by Cascade Bancorp, no notices or filings with, or consents or approvals by, any third party, including without limitation Current Collateral Manager, either acting in its capacity as such or in its own capacity, or any of Current Collateral Manager’s affiliates, are required in order for Predecessor Collateral Manager and Alesco XIV to consummate the transactions contemplated hereby.

(vii)         The CDO Trustee currently has possession of the Alesco XIV TRuPS.  Upon its receipt of the Issuer Order, the CDO Trustee will be required under the Alesco CDO Agreements, without further action by any party hereto or any third party, to deliver the Alesco XIV TRuPs to Cascade Bancorp or its designee.

(f)            Predecessor Collateral Manager represents and warrants that none of its officers, employees, directors, managers or the like will receive any additional bonus, fee or commission in connection with the transactions contemplated hereby.

(g)           Cascade Bancorp represents and warrants to Predecessor Collateral Manager, Current Collateral Manager and Alesco XIV that the price per share for the sale of equity pursuant to the Capital Raise shall not exceed forty-five cents ($0.45) per share (as proportionately adjusted for any reverse stock split).

5.           Release of Claims.

(a)           Effective upon the closing of the Exchange pursuant to Section 3 of this Agreement and the closing of the Concurrent Exchanges, Cascade Bancorp, on behalf of itself, and Cascade Bancorp, on behalf of the Trust, hereby absolutely, unconditionally and irrevocably, forever waive, release and discharge Predecessor Collateral Manager, Current Collateral Manager, Alesco XIV, CCS, and their respective successors, assigns, affiliates, subsidiaries, principals, partners, members, shareholders, officers, managers, directors, employees and agents of and from any and all liability, claims, actions, causes of action, suits, debts, obligations, covenants, warranties, undertakings, promises, agreements, representations, demands, liens, defenses, judgments, damages, attorneys’ fees, costs and expenses, of any kind, nature or description whatsoever, whether in law or in equity, known or unknown, liquidated or unliquidated, direct or indirect, due or to become due, contingent or otherwise, which Cascade Bancorp and/or the Trust ever had, may have had, now has, may have, or can, shall or may ever have in the future, for, based upon, arising from or out of, contained in, by reason of or related to any event, fact, transaction, occurrence, matter, cause or thing whatsoever arising in connection with the Alesco XIV TRuPS and/or the Exchange, provided that this Section 5(a) shall not apply to any obligations of Predecessor Collateral Manager, Alesco XIV or CCS under this Agreement and/or the other agreements and documents delivered in connection herewith.

(b)           Predecessor Collateral Manager, Current Collateral Manager and Issuer agree that effective upon the closing of the Exchange pursuant to Section 3 of this Agreement and the closing of the Concurrent Exchanges, all obligations under the Alesco XIV TRuPS shall be deemed fully discharged, and that none of Alesco XIV, Predecessor Collateral Manager or Current Collateral Manager shall receive or have any claim for any future, deferred or past due payments on the Alesco XIV TRuPS and accrued or penalty interest thereon, whether or not any such payments are due, accrued or unpaid.  Effective upon the closing of the Exchange pursuant to Section 3 of this Agreement and the closing of the Concurrent Exchanges, Predecessor Collateral Manager, Current Collateral Manager and Alesco XIV hereby absolutely, unconditionally and irrevocably, forever waive, release and discharge Cascade Bancorp and its respective successors, assigns, affiliates, subsidiaries, principals, partners, members, shareholders, officers, managers, directors, employees and agents of and from any and all liability, claims, actions, causes of action, suits, debts, obligations, covenants, warranties, undertakings, promises, agreements, representations, demands, liens, defenses, judgments, damages, attorneys’ fees, costs and expenses, of any kind, nature or description whatsoever, whether in law or in equity, known or unknown, liquidated or unliquidated, direct or indirect, due or to become due, contingent or otherwise, which Predecessor Collateral Manager, Current Collateral Manager or Alesco XIV ever had, may have had, now have, may have, or can, shall or may ever have in the future, for, based upon, arising from or out of, contained in, by reason of or related to any event, fact, transaction, occurrence, matter, cause or thing whatsoever arising in connection with the Alesco XIV TRuPS and/or the Exchange, provided that this Section 5(b) shall not apply to any obligations of Cascade Bancorp under this Agreement and/or the Exchanged Note and/or the other agreements and documents delivered in connection herewith.

(c)           The provisions of this Section 5 and the waiver, release and discharge provided hereby shall expressly survive the closing of the Exchange and the other transactions contemplated by this Agreement and the Letter Agreement as well as the execution and delivery of all the documents provided hereunder, it being expressly acknowledged and agreed that under no circumstances shall the obligations of Cascade Bancorp, the Predecessor Collateral Manager, the Current Collateral Manager, Alesco XIV and the Trust pursuant to this Section 5 and the waiver, release and discharge provided hereby be deemed satisfied or extinguished by the closing of the Exchange and the other transactions contemplated by this Agreement and the Letter Agreement.

(d)           Current Collateral Manager shall be a third party beneficiary to and of this Agreement.

6.           Entire Agreement.

This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.

7.           Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing:

Cascade Bancorp:	Cascade Bancorp 1100 N.W. Wall Street Bend, OR 97701 Attn: Chief Executive Officer Facsimile: 541-617-3149

With a copy to:	Davis Wright Tremaine LLP 1201 Third Avenue, Suite 2200 Seattle, WA 98101 Attention: David R. Wilson, Esq. Telephone: 206-757-8274 Facsimile: 206-757-7274

Predecessor Collateral Manager:	Cohen & Company Financial Management, LLC 2929 Arch Street, 17th Floor Philadelphia, PA 19104 Attention: Peter Addei Telephone: 215-701-9616 Facsimile: 215-701-8282

With a copy to:	DLA Piper LLP (US) 33 Arch Street, 26th Floor Boston, MA 02110-1447 Attention: Jonathan C. Black, Esq. Telephone: 617-406-6005 Facsimile: 617-406-6105

Current Collateral Manager:	ATP Management LLC c/o Fortress Investment Group LLC 1345 Avenue of the Americas, 46th Floor New York, NY 10105 Attention: Rick Noble Telephone: 212-479-1505 Facsimile: 212-798-6090

With copies to:	Fortress Investment Group LLC 400 Galleria Parkway, Suite 1500 Atlanta, GA 30339 Attention: Joel A. Holsinger Telephone: 678-385-5905 Facsimile: 678-550-9105

Fortress Investment Group 10250 Constellation Blvd., Suite 2350 Los Angeles, CA 90067 Attention: Joshua Pack Telephone: 310-228-3015 Facsimile: 310-228-3031

Sidley Austin LLP 555 West Fifth Street Los Angeles, CA 90012 Attention: Marc Hayutin, Esq. Telephone: 213-896-6018 Facsimile: 213-896-6600

Alesco XIV:
Alesco Preferred Funding XIV, Ltd.
Walkers SPV Limited
Walker House
87 Mary Street
George Town KY1-9002
Grand Cayman, Cayman Islands
British West Indies
Attention:  Charlotte Cloete
Telephone:  +1 345 914 6335
Facsimile:  +1 345 945 4757

With a copy to:	Sidley Austin LLP 555 West Fifth Street Los Angeles, CA 90012 Attention: Marc Hayutin, Esq. Telephone: 213-896-6018 Facsimile: 213-896-6600

Notices will be deemed to have been duly given (a) three business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, (b) on the first business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery, (c) when received (to the extent receipt is confirmed by telephone) if sent by facsimile transmission or (d) at the time delivered by hand.

8.           Severability.

If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any other jurisdiction.

9.           Representation by Counsel; Interpretation.

Cascade Bancorp, Predecessor Collateral Manager and Alesco XIV each acknowledge that they have been represented by counsel in connection with this Agreement and the transactions contemplated hereby.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and any such right is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

10.         Governing Law; Successors and Assigns.

This Agreement is governed by the laws of the State of New York and is binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns, as the case may be.

11.         Amendment and Modifications.

This Agreement may be amended, modified and supplemented only by written agreement among the parties hereto which states that it is intended to be an amendment, modification, or supplement of this Agreement.

12.         Waiver of Compliance; Remedies.

Any failure of any of the parties hereto to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived in writing by the other applicable parties, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.  To the maximum extent permitted by law, except as otherwise specifically provided by this Agreement, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law.

13.         Expenses.

Except as expressly provided herein to the contrary, the parties agree that all fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees and expenses, including, all fees of counsel and accountants.

14.         Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

15.         Counterparts.

This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

16.         Regulatory Approval [Primary Note] of Form of Exchanged Note; Escrow.

(a)                      Each of the Primary Note and the Alternative Note shall be held in escrow pursuant to the terms of the Escrow Agreement until the Closing shall occur.  In the event that, prior to the Closing, Regulatory Approval [Primary Note] has been received, at the Closing the Primary Note shall be delivered by the Escrow Agent to Alesco XIV and shall be the Exchanged Note for all purposes hereunder and the Alternative Note shall be delivered by the Escrow Agent to Cascade Bancorp.  In the event that, prior to the Closing, Regulatory Approval [Primary Note] has not been received, at the Closing the Alternative Note shall be delivered by the Escrow Agent to Alesco XIV and shall be the Exchanged Note for all purposes hereunder and the Primary Note shall be delivered by the Escrow Agent to Cascade Bancorp.   Cascade Bancorp shall use commercially reasonable and good faith efforts in order to obtain Regulatory Approval [Primary Note] to utilize the Primary Note as the Exchanged Note.  In the event the Federal Reserve Bank of San Francisco or the Oregon Division of Finance and Corporate Securities advises that the Regulatory Approval [Primary Note] will not be granted without modification to the Primary Note, the Regulatory Approval [Primary Note] shall be deemed denied unless, with fifteen (15) days of being so advised, the parties hereto consent in writing to such modification (which consent may be withheld in each parties sole discretion).

17.         Regulatory Approval [Capital Raise Reduction].

In the event that the Capital Raise is for an amount that is less than One Hundred Fifty Million Dollars ($150,000,000), then Cascade Bancorp shall use good faith and commercially reasonable efforts to obtain the Regulatory Approval [Capital Raise Reduction].

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

CASCADE BANCORP

By:
Name:
Title:

[Signature page to Alesco XIV Exchange Agreement]

COHEN & COMPANY FINANCIAL
MANAGEMENT, LLC, AS PREDECESSOR
COLLATERAL MANAGER

By:
Name:
Title:

ALESCO PREFERRED FUNDING XIV, LTD.

BY:	ATP MANAGEMENT LLC, ITS
COLLATERAL MANAGER

By:
Name:
Title:

The Current Collateral Manager executes this agreement in its individual capacity solely for purposes of acknowledging its agreement to the provisions of Sections 5(b)-(c) of this Agreement.

ATP MANAGEMENT LLC

By:
Name:
Title:

[Signature page to Alesco XIV Exchange Agreement]

EXHIBIT A

DEFINITIONS

“Agreement” shall have the meaning set forth in the Introductory Paragraph to this Agreement.

“Alesco XIV” shall have the meaning set forth in the Introductory Paragraph to this Agreement.

“Alesco XIV TRuPS” shall have the meaning set forth in the Recitals to this Agreement.

“Alesco CDO Agreements” shall have the meaning set forth in Section 4 of this Agreement.

“Alesco CDOs” shall have the meaning set forth in the Recitals to this Agreement.

“Alternative Note” shall mean a fully authorized and executed Exchanged Note in the form of Exhibit C-2, attached hereto.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York City or the principal offices of Predecessor Collateral Manager are authorized or delegated by law or executive order to be closed.

“Capital Raise” shall mean either (i) an equity or preferred equity capital raise by Cascade Bancorp of not less than One Hundred Fifty Million Dollars ($150,000,000.00) or (ii) an equity or preferred equity capital raise by Cascade Bancorp of less than One Hundred Fifty Million Dollars ($150,000,000.00) for which Regulatory Approval [Capital Raise Reduction] is received.

“Cascade Bancorp” shall have the meaning set forth in the Introductory Paragraph to this Agreement.

“Cascade Bancorp Vote” shall have the meaning set forth in Section 2 of this Agreement.

“CCS” shall have the meaning set forth in the Recitals to this Agreement.

“CDO Trustee” shall have the meaning set forth in Section 2 of this Agreement.

“Closing” shall have the meaning set forth in Section 3 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 3 of this Agreement.

“Current Collateral Manager” shall mean ATP Management LLC, as the collateral manager of Alesco XIV.

“Engagement Letter” shall mean that certain letter agreement dated October 13, 2009 between Cascade Bancorp and CCS.

“Escrow Agent” shall mean U.S. Bank National Association, a national banking association.

“Escrow Agreement” shall mean that certain Escrow Agreement, dated as of the date of this Agreement, by and among Cascade Bancorp, Predecessor Collateral Manager and the Escrow Agent.

“Exchange” shall have the meaning set forth in the Recitals to this Agreement.

“Exchanged Note” shall have the meaning set forth in the Recitals to this Agreement.

“Letter Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Opinion” shall have the meaning set forth in Section 2 of this Agreement.

 “Predecessor Collateral Manager” shall have the meaning set forth in the Introductory Paragraph to this Agreement.

“Primary Note” shall mean a fully authorized and executed Exchanged Note in the form of Exhibit C-1, attached hereto.

“Regulatory Approval [Capital Raise Reduction]” shall mean approval by the Federal Reserve Bank of San Francisco and the Oregon Division of Finance and Corporate Securities to allow payment of the Exchanged Notes in full in connection with a Capital Raise that is less than $150,000,000.00.

“Regulatory Approval [Primary Note]” shall mean approval by the Federal Reserve Bank of San Francisco and the Oregon Division of Finance and Corporate Securities  to the use of the Primary Note as the Exchanged Note.

“Suit” shall have the meaning set forth in the Recitals to this Agreement.

“Trust” shall have the meaning set forth in the Recitals to this Agreement.

“Trust Agreement” shall have the meaning set forth in the Recitals to this Agreement.

EXHIBIT B

SCHEDULE OF EXCHANGED TRuPS

1.           Alesco Preferred Funding VI, LTD

2.           Alesco Preferred Funding X, LTD

3.           Alesco Preferred Funding XI, LTD

4.           Alesco Preferred Funding XIV, LTD

EXHIBIT C-1

FORM OF PRIMARY NOTE

(follows this page)

EXHIBIT C-2

FORM OF ALTERNATIVE NOTE

(follows this page)

EXHIBIT D

Intentionally omitted

EXHIBIT E

FORM OF NOTICE OF DISMISSAL

(follows this page)

EXHIBIT F

FORM OF JOINT CANCELLATION DIRECTION AND RELEASE

(follows this page)

EXHIBIT G

FORM OF ISSUER ORDER

(follows this page)